Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-117166, 333-137127 and 333-185632) and Form S-3 (No. 333-184743) of Nexstar Broadcasting Group, Inc. of our report dated March 29, 2013 relating to the financial statements of Mission Broadcasting, Inc., which are incorporated by reference in Nexstar Broadcasting Group, Inc.’s Annual Report on Form 10-K, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Dallas, Texas
March 29, 2013